UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2021

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)
150 Pierce Rd., Itasca, IL 60143
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 871-6408

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 28, 2021, Kingsway Financial Services, Inc. (the “Company”) held its 2021 annual meeting of stockholders. At the annual meeting, the Company’s stockholders considered three matters, each of which is described more fully in the proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on April 27, 2021. A total of 17,211,934 shares of the Company’s common stock were represented in person or by proxy at the annual meeting, which represented approximately 74.17% of the Company’s total outstanding shares of common stock entitled to vote at the annual meeting
The vote results on the matters presented at the annual meeting are set forth below

Proposal 1 — Election of Directors. All of the nominees for election to the Company’s Board of Directors were elected upon the following votes:

Directors	For	Withheld	Broker Non-Votes
John T. Fitzgerald	13,753,959	127,570	3,330,405
Gregory P. Hannon	13,739,233	142,296	3,330,405
Terence M. Kavanagh	13,753,829	127,700	3,330,405
Doug Levine	13,564,804	316,725	3,330,405
Joseph D. Stilwell	13,753,710	127,819	3,330,405
Corissa B. Porcelli	13,673,402	208,127	3,330,405

Proposal 2 — Ratification of the appointment Plante & Moran, PLLC to serve as the Company’s independent registered public accounting firm for 2021 was approved upon the following vote:

For	Against	Abstain	Broker Non-Votes
16,877,486	334,022	426	0

Proposal 3 — Nonbinding advisory vote to approve named executive officer compensation was approved upon the following vote:

For	Against	Abstain	Broker Non-Votes
13,733,050	132,865	15,614	3,330,405

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAYFINANCIAL SERVICES INC.

Date: June 4, 2021	By:	/s/ Kent A. Hansen
Kent A. Hansen
Chief Financial Officer[